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                                                                   EXHIBIT 23.2
                                                                   -------------
                       Consent of Independent Accountants



The Board of Directors and Stockholders
BayBanks, Inc.


We consent to inclusion in Bank of Boston Corporation's Form 8-K dated September 6, 1996, and incorporation by reference in registration statements of Bank of Boston Corporation on Form S-3 (File Nos. 33-29515 and 33-52571) and in registration statements on Form S-8 (File Nos. 333-09041, 333-07329, 333-00297, 33-1899, 33-11186, 33-64462, 33-65850 and 33-66012) of our report dated January
18, 1996, relating to the consolidated balance sheets of BayBanks, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995.


/S/ KPMG PEAT MARWICK LLP

Boston, Massachusetts
September 6, 1996